Exhibit 10.28

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

[                    ], 2018

among

Pluralsight, Inc.

and each of the other signatories hereto

TABLE OF CONTENTS

-i-

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is entered into as of [____________], 2018 (the “Agreement”) among (i) PLURALSIGHT, INC., a Delaware corporation (and any successor Person, collectively, the “Company”) and (ii) the INVESTORS (as herein defined).

WHEREAS, pursuant to that certain Assignment, Assumption and Amendment Agreement, dated October __, 2014, Pluralsight, LLC assigned to Pluralsight Holdings, LLC, a Delaware limited liability company (“Holdings”) all of its obligations under the Registration Rights Agreement, dated as of December 20, 2012, among Pluralsight, LLC and the Investors (the “Prior Agreement”).

WHEREAS, in connection with the proposed IPO of the Company’s Class A common stock, the Company, Holdings, and certain other parties thereto are entering into various Reorganization Transactions (as defined in the Reorganization Agreement).

WHEREAS, the Company, Holdings, and the Investors deem it to be in their respective best interests to set forth their rights in connection with public offerings and to amend and restate the Prior Agreement into this Agreement in connection with the Reorganization Transactions contemplated by the IPO.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, each of the parties hereto hereby amends and restates the Prior Agreement in its entirety and otherwise agrees as follows:

Section 1.    Definitions.

As used in this Agreement, the following terms shall have the following meanings. Unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and the word “or” shall be inclusive.

“Affiliate” means, with respect to any Person, any (a) manager, director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, (b) any spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (a) above relating to such Person) and (c) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting interests, by contract or otherwise.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Board” means the Board of Directors of the Company.

“Commission” means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.

“Common Stock” means the Class A common stock of the Company (or any successor of the Company by combination of shares, recapitalization, merger, consolidation, or other reorganization) and any stock into which any such Class A common stock shall have been changed or any stock resulting from any reclassification of any such Class A common stock.

“Company” has the meaning ascribed to such term in the Preamble.

“Demand Registration” has the meaning ascribed to such term in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; or (iii) a registration in which the only Securities being registered are Securities issuable upon conversion of debt securities that are also being registered.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.

“Investors” means holders of Registrable Shares identified under the heading “Investors” on Annex I hereto and includes any successor to, or assignee or transferee of, any such Person who or which agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof

“IPO” shall mean the first commitment underwritten public offering and sale of equity securities of the Company pursuant to a registration statement filed under the Securities Act.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 133 under the Securities Act.

“LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of Holdings, in effect as of the date hereof, as the same may be amended, modified, or supplemented after the date hereof.

“Members” has the meaning ascribed to such term in the LLC Agreement.

“Organizational Documents” means the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws.

“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.

“Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

“Primary Shares” means at any time authorized but unissued shares of Common Stock.

“Registrable Shares” means (i) shares of Common Stock held by Investors including any Common Stock issued or issuable upon conversion or exchange of other securities of the Company or its subsidiaries (including, for the avoidance of doubt, any shares of Common Stock issuable in connection with a Share Settlement (as defined, and subject to the limitations set forth in, the LLC Agreement)) and (ii) any equity securities of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization; provided, however, that any particular Registrable Shares shall cease to be Registrable Shares when (x) they have been registered for sale under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (y) they have been sold in compliance with Rule 144 following the consummation of the IPO, or (z) they are able to be sold under Rule 144 of the Securities Act (or any successor rule) in any and all three-month periods without volume limitations or other restrictions.

“Reorganization Agreement” means that certain Reorganization Agreement, dated as of the date of this Agreement, by and between the Company, Holdings and certain Members as specified therein.

“Requisite Investors” means Investors holding at least a majority of all Registrable Shares then outstanding.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

“Securities” means, with respect to any Person, all equity interests of such Person, all securities convertible into or exchangeable for equity interests of such Person, and all options, warrants, and other rights to purchase or otherwise acquire from such Person equity interests, including any equity appreciation or similar rights, contractual or otherwise.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Units” has the meaning set forth in the LLC Agreement.

Section 2.    Required Registration.

(a)    If the Requisite Investors shall deliver to the Company a written request that the Company effect the registration of Registrable Shares under the Securities Act (a “Demand Registration”), the Company shall promptly use its reasonable best efforts to effect the registration under the Securities Act of such Registrable Shares.

(b)    Notwithstanding anything contained in this Section 2 to the contrary, the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

(i)    The Company shall not be obligated to file and cause to become effective more than two (2) registration statements initiated pursuant to Section 2(a) above on Form S-1 promulgated under the Securities Act (or any successor form thereto).

(ii)    The Company may delay the filing or effectiveness of any registration statement for a period of up to 60 days after the date of a request for registration pursuant to Section 2(a) if at the time of such request: (X) the Company is engaged, or has fixed plans to engage within 30 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares have been or will be permitted to include all the Registrable Shares so requested to be registered pursuant to Section 3 or (Y) the Board reasonably determines that such registration and offering would interfere with any material transaction involving the Company; provided, however, that the Company shall only be entitled to invoke its rights under this Section 2(b)(ii) one time per consecutive 12 month period the duration of this Agreement.

(iii)    With respect to any registration pursuant to this Section 2, the Company shall give notice of such registration, in accordance with the provisions of Section 3 hereunder, to the Investors who do not request registration hereunder and the Company may include in such registration any Registrable Shares, Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares, and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares, and/or Other Shares proposed to be included in such registration shall be included in the following order:

(A)    first, the Registrable Shares (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder);

(B)    second, the Primary Shares; and

(C)    third, the Other Shares.

(iv)    If the Requisite Investors so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering. The holders of Registrable Shares requesting such registration shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such offering.

(v)    At any time before the registration statement covering such Registrable Shares becomes effective, the Requisite Investors may request the Company to withdraw or not to file the registration statement. In that event, unless such request of withdrawal was caused by, or made in response to, (i) a material adverse effect or a similar event related to the business, properties, condition, or operations of the Company not known (without imputing the knowledge of any other Person to such holders) by the holders initiating such request at the time their request was made, (ii) due to pricing conditions which in the good faith judgment of the Requisite Investors are adverse, or (iii) other material facts not known to such holders at the time their request was made, the holders shall be deemed to have used their registration rights under Section 2(a). In addition, in the event that the registration statement covering such Registrable Shares is not declared effective within 120 days from the date of first filing with the Commission, the holders shall not be deemed to have used one of their registration rights pursuant to Section 2(a).

(vi)    The Company shall use its best efforts to cause any registration effected in accordance with this Section 2 to remain effective for at least 60 days following the date upon which such registration becomes effective.

Section 3.    Piggyback Registration.

If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than an Excluded Registration), it shall give written notice to the Investors of its intention to so register such Primary Shares or Other Shares at least 30 days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Company within 15 days after delivery of any such notice by the Company, of the Investors to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its reasonable best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares, and Other Shares proposed to be included in such registration shall be included in the following order:

(A)    first, the Primary Shares;

(B)    second, the Registrable Shares (pro rata among the holders thereof based on the number of Registrable Shares requested to be registered by such holder); and

(C)    third, the Other Shares.

Section 4.    Registrations on Form S-3.

Anything contained in Section 2 to the contrary notwithstanding, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the holders of Registrable Shares shall have the right to request up to one (1) registration per calendar year during the duration of this Agreement of Registrable Shares on Form S-3 (which may, at such holders’ request, be shelf registrations pursuant to Rule 415 promulgated under the Securities Act) or its successor form, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof and (ii) relate to Registrable Shares having an aggregate offering price of at least one million dollars ($1,000,000). A requested registration on Form S-3 (or its successor form) in compliance with this Section 4 shall not count as a registration statement initiated pursuant to Section 2(a) for purposes of the registration request limitation set forth under Section 2(a), but shall otherwise be treated as a registration initiated pursuant to Section 2(b) and shall be subject to the provisions thereof (including Section 2(b)(iii)).

Section 5.    Preparation and Filing.

(a)    If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably practicable:

(i)    use its reasonable best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective until the first to occur of (A) the date upon which all of such Registrable Shares have been disposed of, and (B) the later of (x) ninety (90) days past the effective date of such registration statement or (y) to the extent that the applicable holder of such Registrable Shares is restricted or limited in its ability to sell all of its Registrable Shares within such ninety (90) day period under applicable securities laws, the date on which such restrictions or limitations are no longer applicable to such holder;

(ii)    furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the Requisite Investors (the “Investors’ Counsel”), copies of all such documents proposed to be filed, and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Investors whose Registrable Shares are to be covered by such registration statement may reasonably propose and shall not file any such document to which the Investors object in writing, unless in the judgment of the Company such filing is necessary to comply with applicable law;

(iii)    prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the period set forth in Section 5(a)(i) above and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(iv)    notify in writing the Investors’ Counsel (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v)    use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investors to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Investors; provided, however, that the Company will not be required to qualify to do business, subject itself to general taxation or consent to service of process in any jurisdiction where it would not otherwise be required to do so but for this Agreement;

(vi)    furnish to the Investors such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investors may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(vii)    notify the Investors holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Investors prepare and furnish to such Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii)    make available upon reasonable notice and during normal business hours, for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent documents, and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, managers, and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (C) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their Affiliates, or (D) such disclosure is required to be made under applicable law;

(ix)    use its reasonable best efforts to prevent the issuance of an order suspending the effectiveness of a registration statement, and if one is issued, use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

(x)    use its reasonable best efforts to obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

(xi)    use its reasonable best efforts to obtain from its counsel an opinion or opinions in customary form;

(xii)    enter into such customary agreements (including, if applicable, an underwriting agreement in customary form, including customary representations, warranties, covenants and indemnities) and take such action as the underwriters may reasonably request in order to expedite or facilitate the disposition of Registrable Shares;

(xiii)    provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(xiv)    permit any selling equity holder that might reasonably be deemed a controlling Person of the Company to participate in the preparation of a registration statement;

(xv)    promptly issue to any underwriter to which the Investors holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(xvi)    in connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering or the Investors selling Registrable Shares in the offering, in customary efforts to sell Registrable Shares being offered, and cause such steps to be taken to ensure good faith participation of senior management officers of the Company in due diligence meetings and “road shows” as is customary;

(xvii)    use its reasonable best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc., or such other national securities exchange on which any shares of Common Stock are listed or quoted, or, if the Common Stock is not then listed or quoted, use reasonable best efforts to list such Registrable Shares on a national securities exchange as the holders of a majority of such Registrable Shares shall reasonably request;

(xviii)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements covering a period of 12 months beginning within three months after the effective date of the subject registration statement; and

(xix)    otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

(b)    Each holder of the Registrable Shares, upon receipt of any notice from the Company of any event of the kind described in Section 5(a)(vii) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(a)(vii) hereof, and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

(c)    The Company shall not permit any officer, director, manager, underwriter, broker or any other Person acting on behalf of the Company to use any Free Writing Prospectus in connection with the registration statement covering Registrable Shares, without the prior written consent of the Requisite Investors, which consent shall not be unreasonably withheld or delayed. Any consent to the use of a Free Writing Prospectus included in an underwriting agreement to which the Investors are parties shall be deemed to satisfy the requirement of such consent.

Section 6.    Expenses.

All expenses incurred by the Company and the Investors, other than underwriting discounts and commissions, in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Shares, including, without limitation, (a) all registration and filing fees, and any other fees and expenses associated with filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA); (b) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or the Investors in connection with “blue sky” qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company) and of printing prospectuses, all fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (d) Securities Act liability insurance if the Company so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of Registrable Shares on any securities exchange and all rating agency fees; (f) all reasonable fees and disbursements of counsel to the holders of Registrable Shares to represent such Persons in connection with such registration (including such fees and disbursements incurred in connection with any registration or qualification of Registrable Shares under the securities or “blue sky” laws of any state); (g) all fees and disbursements of underwriters customarily paid by an issuer, excluding underwriting discounts and commissions and transfer taxes, if any, related to the disposition by the Investors of Registrable Shares; and (h) reasonable fees and expenses of outside counsel and advisors to the Company, will be borne by the Company, regardless of whether a registration statement becomes effective.

Section 7.    Indemnification.

(a)    To the extent permitted by law, in connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holders of Registrable Shares, each of such holder’s officers, directors, employees, equityholders, members, partners, and advisors, and their respective Affiliates, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, Issuer Free Writing Prospectus, or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company or relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall promptly reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, Issuer Free Writing Prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company by the holders of Registrable Shares specifically for use in the preparation thereof.

(b)    To the extent permitted by law, in connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally (based on the percentage of the securities included in such registration that were owned by such holder) and not jointly and severally indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7(a)) the Company, each director or manager of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus, Issuer Free Writing Prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, Issuer Free Writing Prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration.

(c)    Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. No indemnifying party shall be liable for any settlement of any proceeding affected without its prior written consent. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

(d)    If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No indemnifying party shall be required to contribute pursuant to this Section 7(d) if there has been a settlement of any proceeding effected without its prior written consent. No person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any person.

Section 8.    Underwriting Agreement.

(a)    Notwithstanding any provisions of this Agreement, to the extent that in connection with a proposed sale of Registrable Shares which have been registered with the Commission pursuant to this Agreement, the holders of Registrable Shares shall enter into an underwriting agreement or similar agreement that contains customary provisions covering one or more issues addressed in such Sections of this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting agreement or similar agreement.

(b)    In connection with any proposed sale through an underwritten offering of Registrable Shares which have been registered with the Commission pursuant to this Agreement through an underwritten offering, the Company shall negotiate in good faith and enter into a reasonable and customary underwriting agreement with the underwriters thereof on terms reasonably satisfactory to the Requisite Investors. The Company shall be entitled to receive customary indemnities from lead underwriters, selling brokers, dealer managers and similar security industry professionals participating in the distribution, to the same extent as provided above with respect to the information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

Section 9.    Information by Holder.

The Investors shall furnish to the Company such written information regarding the Investors and the distribution proposed by any Investors as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

Section 10.    Delay of Registration.

No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

Section 11.    Exchange Act Compliance.

The Company shall use reasonable best efforts to comply with all of the reporting requirements of the Exchange Act applicable to it and shall use reasonable best efforts to comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144. The Company shall cooperate with the Investors in supplying such information as may be necessary for the Investors to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144. In addition, the Company shall cooperate with the Investors in providing for the delivery of any legal opinions (including paying the reasonable legal costs of obtaining such opinion) or other documents necessary or otherwise requested of the Investors by the Company or its transfer agent in order to have legends removed or otherwise effect sales pursuant to Rule 144.

Section 12.    No Conflict of Rights; Future Rights.

The Company shall not, after the date hereof, without the prior written consent of the Requisite Investors, grant any registration or other rights which conflict with, or are senior to or pari passu with, or impair the rights granted to the Investors hereby. If at any time following the date hereof, the Company shall grant to any present or future equityholder of the Company rights to in any manner cause or participate in any registration statement of the Company that, in the judgment of the Investors, are superior to or conflict with, or are senior to or pari passu with, the rights granted to the Investors hereby, such grant shall be null, void and ultra vires.

Section 13.    Termination.

This Agreement shall terminate and be of no further force or effect when each Investor no longer holds any Registrable Shares. Each Investor’s rights as set forth in this Agreement will terminate at such time as such Investor no longer holds any Registrable Shares.

Section 14.    Benefits of Agreement; Third Party Beneficiaries.

Except as provided herein, this Agreement shall bind and inure to the benefit of the Company, the Investors and subject to Section 15, the respective successors and assigns of the Company and the Investors. Holdings is an intended third party beneficiary of the agreements of the parties contained in Section 24.

Section 15.    Assignment.

Each Investor may assign its rights hereunder to any affiliate or third party to whom such Investor transfers Registrable Shares or Units in accordance with the Company’s Organizational Documents and the LLC Agreement; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such third party shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto. The Company may not assign any rights hereunder without the consent of the Investors.

Section 16.    Entire Agreement.

This Agreement, and the other writings referred to herein or delivered pursuant hereto (including, without limitation, the LLC Agreement), contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, both written and oral, among the parties with respect thereto.

Section 17.    Notices.

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i)    if to the Company, to:

Pluralsight, Inc.

182 North Union Avenue

Farmington, Utah 84025

Attn: Chief Executive Officer

with a copy, which shall not constitute notice, to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304-1050

Attn: Rezwan Pavri, Esq. and Allison B. Spinner, Esq.

Facsimile: (650) 493-6811

E-mail: rpavri@wsgr.com and aspinner@wsgr.com

(ii)    if to the Investors, to their respective addresses set forth on Annex I hereto.

All such notices, requests, consents, and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch, (c) in the case of mailing, on the third business day after the posting thereof, and (d) in the case of facsimile or email, on the date of receipt by the recipient thereof if received prior to 5:00 PM on a business day in the place of receipt.

Section 18.    Modifications; Amendments; Waivers.

The terms and provisions of this Agreement may not be modified or amended except pursuant to a writing signed by the Company and Investors holding at least a majority of all Registrable Shares then outstanding. Any waiver of any provision of this Agreement requested by any party hereto must be granted in advance, in writing by the party granting such waiver; provided, however, that the holders of a majority of all then outstanding Registrable Shares may grant a waiver on behalf of all Investors.

Section 19.    Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 20.    Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 21.    Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 22.    Waiver of Jury Trial; Consent to Jurisdiction.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery for the purpose of adjudicating any dispute arising hereunder. Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 17 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 22.

Section 23.    Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 24.    Acknowledgement.

By signing below, each of the signatories to this Agreement agrees that the Prior Agreement is, and shall be deemed, amended and restated to read in its entirety as set forth in this Agreement.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement on the date first written above.

COMPANY

PLURALSIGHT, INC.

By:
Name: Aaron Skonnard Title: Chief Executive Officer

[Pluralsight, Inc. Amended and Restated Registration Rights Agreement]

INVESTORS

INSIGHT VENTURE PARTNERS VII, L.P.

By:	Insight Venture Associates VII, L.P., its General Partner
By:	Insight Venture Associates VII, Ltd., its General Partner

By:

Name:
Title:

INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.

By:	Insight Venture Associates VII, L.P., its General Partner
By:	Insight Venture Associates VII, Ltd., its General Partner

By:

Name:
Title:

IVP CIF II (AIP A), L.P.

By:	Insight Venture Associates Coinvestment II, L.P., its General Partner
By:	Insight Holdings Group, LLC, its General Partner

By:

Name:
Title:

IVP CIF II (AIP B), L.P.

By:	Insight Venture Associates Coinvestment II, L.P., its General Partner
By:	Insight Holdings Group, LLC, its General Partner

[Pluralsight, Inc. Amended and Restated Registration Rights Agreement]

By:

Name:
Title:

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.

By:	Insight Venture Associates VII, L.P., its General Partner
By:	Insight Venture Associates VII, Ltd., its General Partner

By:

Name:
Title:

INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.

By:	Insight Venture Associates VII, L.P., its General Partner
By:	Insight Venture Associates VII, Ltd., its General Partner

By:

Name:
Title:

[Pluralsight, Inc. Amended and Restated Registration Rights Agreement]

ACKNOWLEDGED AND ACCEPTED:

PLURALSIGHT HOLDINGS, LLC

By:
Name:	Aaron Skonnard
Title:	Chief Executive Officer

[Pluralsight, Inc. Amended and Restated Registration Rights Agreement]

Annex I

INVESTORS

INSIGHT VENTURE PARTNERS VII, L.P.

c/o Insight Venture Partners

1114 Avenue of the Americas, 36th Floor

New York, New York 10036

Telephone: (212) 230-9200

Facsimile: (212) 230-9272

Attn: Ryan Hinkle

E-mail: rhinkle@insightpartners.com

INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.

c/o Insight Venture Partners

1114 Avenue of the Americas, 36th Floor

New York, New York 10036

Telephone: (212) 230-9200

Facsimile: (212) 230-9272

Attn: Ryan Hinkle

E-mail: rhinkle@insightpartners.com

IVP CIF II (AIP A), L.P.

c/o Insight Venture Partners

1114 Avenue of the Americas, 36th Floor

New York, New York 10036

Telephone: (212) 230-9200

Facsimile: (212) 230-9272

Attn: Ryan Hinkle

E-mail: rhinkle@insightpartners.com

IVP CIF II (AIP B), L.P.

c/o Insight Venture Partners

1114 Avenue of the Americas, 36th Floor

New York, New York 10036

Telephone: (212) 230-9200

Facsimile: (212) 230-9272

Attn: Ryan Hinkle

E-mail: rhinkle@insightpartners.com

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.

c/o Insight Venture Partners

1114 Avenue of the Americas, 36th Floor

New York, New York 10036

Telephone: (212) 230-9200

Facsimile: (212) 230-9272

Attn: Ryan Hinkle

E-mail: rhinkle@insightpartners.com

INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.

c/o Insight Venture Partners

1114 Avenue of the Americas, 36th Floor

New York, New York 10036

Telephone: (212) 230-9200

Facsimile: (212) 230-9272

Attn: Ryan Hinkle

E-mail: rhinkle@insightpartners.com

in each case, with a copy to:

Goodwin Procter LLP

620 Eighth Avenue

New York, New York 10018

Telephone: (212) 813-8822

Facsimile: (212) 355-3333

Attn: Paul N. Cicero, Esq.

E-mail: pcicero@goodwinlaw.com

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